Exhibit 99.1

Calidi Biotherapeutics Provides Corporate Update and Key Value Drivers for 2026

●	Company intends to file an IND in Q4 2026 for its first RedTail lead candidate, CLD-401, a systemically delivered and targeted genetic medicine engineered to deliver high concentrations of IL-15 superagonist to the tumor microenvironment in patients with metastatic disease.

●	Calidi expects to present proof of concept data demonstrating the versatility of the RedTail platform and expanding its oncology platform with new payloads including the simultaneous delivery of tumor-localized BiTEs alongside T-cell amplifiers

●	Calidi expects to present proof of concept data demonstrating the applicability of the RedTail platform in non-oncology indications.

SAN DIEGO, January 28, 2026 (GLOBE NEWSWIRE) – Calidi Biotherapeutics, Inc. (NYSE American: CLDI) (“Calidi” or the “Company”), a biotechnology company pioneering the development of systemically delivered, targeted genetic medicines, today recapped 2025 successes and provided an update on the Company’s upcoming 2026 milestones.

“I am incredibly proud of the Calidi team for their successful execution of our 2025 priorities,” said Eric Poma, PhD, Chief Executive Officer of Calidi. “We demonstrated that in clinically relevant immunocompetent murine models and ex vivo human immune assays, our RedTail platform has been engineered to prevent immune clearance after systemic administration and to only replicate in tumor cells with high specificity. Our data also demonstrate that the platform can effectively express genetic medicines at the tumor site at levels comparable to those achieved with localized dosing while avoiding systemic exposure. This reflects a scalable therapeutic approach that overcomes the limitations of tumor accessibility. I anticipate that we will complete our IND-enabling studies for CLD-401, the lead candidate from the RedTail platform, and submit an IND application by the end of this year.”

2025 Accomplishments

●	First data presented on Calidi’s RedTail platform and selection of first lead candidate, CLD-401. CLD-401 is a tumor-tropic oncolytic virus designed to avoid immune clearance, home to metastatic sites after systemic administration, replicate only in tumors cells, induce an immune priming event at the tumor site, and express high levels of IL-15 superagonist, a potent cytokine that induces NK and T-cell responses to the tumor, in the tumor microenvironment (TME).

○	Presented new preclinical data surrounding CLD-401 at the American Society for Clinical Oncology (ASCO) on May 30, 2025, in Chicago, IL., demonstrating enhanced biological efficacy in clinically relevant immunocompetent tumor models through the delivery of IL-15 superagonist to metastatic tumors sites after systemic administration. Calidi also demonstrated the engineered expression of CD55 on the enveloped virus, allowing the virus to avoid immune clearance and enabling systemic administration. The systemic administration of the CD55-expressing enveloped virus allows Calidi to target metastatic disease patients with high unmet need.

○	CLD-401 data presented at the Society of Immunotherapy for Cancer (SITC) on November 7, 2025, in National Harbor, MD., demonstrating that in syngeneic murine models, the RedTail platform is protected from immune clearance after systemic administration and can find and specifically replicate in tumor cells at metastatic sites. The data also demonstrate that the platform can effectively express genetic medicines at the tumor site in concentrations that are similar to what is achievable with localized dosing while avoiding systemic exposure.

●	Bolstered management team with hiring of new Chief Executive Officer and Chief Medical Officer with deep biopharmaceutical experience

○	CEO transition to Eric Poma, PhD, bringing more than 25 years of experience in the biopharmaceutical industry, with a strong record of capital fundraising, big pharma collaboration agreements, and clinical program development.

○	Appointed Guy Travis Clifton, MD, as CMO. Dr. Clifton is a practicing surgical oncologist with over 17 years experience in drug development, early phase and transitional translational trials, and cancer immunotherapy.

●	Reconstituted Scientific Advisory Board with internationally esteemed advisors to support development of CLD-401 and advance the RedTail platform for the systemic delivery of targeted genetic medicine.

New members added in October 2025:

○	Mace L. Rothenberg, MD, FACP, former Chief Medical Officer of Pfizer, a physician executive with more than 30 years of experience in drug development, translational research, and risk benefit assessment; and

○	John Wrangle, MD, MPH, a thoracic oncologist and scientist and expert in translational immunotherapy with extensive experience around IL-15-based treatment in metastatic cancer.

●	Reduced debt and G&A expenses

○	Calidi reduced term debt and notes payable (including accrued interest) by $3.1 million in 2025, from $3.8 million at December 31, 2024 to $0.7 million at December 31, 2025 (unaudited).

○	Calidi reduced G&A expenses by $2.3 million in the first nine months of 2025 compared to the first nine months of 2024, as disclosed in the Company’s Form 10-Q filed with the SEC on November 13, 2025.

2026 Anticipated Milestones

●	Company intends to file an IND in Q4 2026 for its first RedTail lead candidate, CLD-401, a systemic delivered, targeted genetic medicine engineered to convert tumors into IL-15 superagonist producers.

○	Phase I study expected to be conducted in a basket of solid tumors, including non-small cell lung cancer, triple-negative breast cancer, and head and neck cancer.

○	Anticipate streamlined dose escalation study with limited number of doses to be tested.

○	Initial dose cohort is expected to be in the therapeutic range with the potential for proof-of-concept data early in phase I

●	Calidi expects to present proof of concept data demonstrating the versatility of RedTail platform to deliver tumor-localized Bi-specific T cell engager (BiTE) alongside T-cell amplifiers.

○	BiTEs have struggled to drive efficacy in solid tumors because of a lack of activated T-cells in the TME

○	The RedTail platform allows for the simultaneous delivery of high expression of multiple payloads into TME

○	BiTE delivery with T-cell amplifiers may overcome the previous limitations of BiTEs in solid tumors

●	Calidi expects to present proof of concept data for use of RedTail platform into non-oncology indications.

○	Calidi is exploring new payloads for inflammatory and immune disease

○	The Company anticipates targeting other cell types via envelope engineering (e.g. CD38, BCMA, etc.)

○	Calidi expects to leverage selective viral replication in proliferative cells (e.g. activated B cells)

About Calidi

Calidi Biotherapeutics (NYSE American: CLDI) is pioneering the development of targeted therapies with the potential to deliver genetic medicines to distal sites of disease. The company’s proprietary RedTail platform features an engineered enveloped oncolytic virus designed for systemic delivery and targeting of metastatic sites. This advanced enveloped technology is intended to shield the virus from immune clearance, allowing virotherapy to effectively reach tumor sites, induce tumor lysis, and deliver potent genetic medicine(s) to metastatic locations.

CLD-401, the lead candidate from the RedTail platform, currently in IND-enabling studies, targets non-small cell lung cancer, head and neck cancer, and other tumor types with high unmet medical need.

Calidi Biotherapeutics is headquartered in San Diego, California. For more information, please visit www.calidibio.com or view Calidi’s Corporate Presentation here.

Forward-Looking Statements

This press release may contain forward-looking statements for purposes of the “safe harbor” provisions under the United States Private Securities Litigation Reform Act of 1995. Terms such as “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “towards,” “would” as well as similar terms, are forward-looking in nature, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, statements concerning key milestones, including certain pre-clinical data, meeting expected or planned clinical and regulatory milestones and timelines, planned clinical trials, product development, and statements relating to the safety and efficacy of Calidi’s therapeutic candidates in development. Any forward-looking statements contained in this discussion are based on Calidi’s current expectations and beliefs concerning future developments and their potential effects and are subject to multiple risks and uncertainties that could cause actual results to differ materially and adversely from those set forth or implied in such forward-looking statements. These risks and uncertainties include, but are not limited to, the risk that Calidi is not able to raise sufficient capital to support its current and anticipated clinical trials, the risk that early results of clinical trials do not necessarily predict final results and that one or more of the clinical outcomes may materially change following more comprehensive review of the data, and as more patient data becomes available, the risk that Calidi may not receive FDA approval for some or all of its therapeutic candidates. Other risks and uncertainties are set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s annual report filed with the SEC on Form 10-K on March 31, 2025, as may be amended or supplemented by other reports we file with the SEC from time to time. We disclaim any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

For Investors:

Dave Gentry, CEO
RedChip Companies, Inc.
1-407-644-4256
CLDI@redchip.com